UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

      (Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2013, Lakeland Protective Real Estate, Inc. (the “Borrower”), a subsidiary of Lakeland Industries, Inc., closed on a loan arrangement with Business Development Bank of Canada (the “Lender”) for a secured term loan in the amount of Cdn$1,100,000 Canadian dollars (approximately US $1,063,933) (the “Loan Amount”). The terms of the loan are set forth in a Letter of Offer, dated August 30, 2013, between the Borrower and the Lender, which become effective on the closing date (the “Loan Agreement”). The maturity date of the loan is October 23, 2033. The per annum interest rate on the loan is fixed at 6.45% through August 23, 2018, and is subject to adjustment thereafter. Commencing November 23, 2013 and through August 23, 2018, the Borrower shall be obligated to make monthly payments of $8,168.96, which amount is inclusive of principal and interest.

At its option, Borrower may, once in any twelve month period, prepay up to 15% of the then outstanding Loan Amount without penalties or fees payable to Lender (the “Annual Prepayment”) provided that the loan is not in default. In addition to the Annual Prepayment, the Borrower may prepay at any time all or a part of the then outstanding Loan Amount, subject to a prepayment fee equal to three months interest on the principal amount being prepaid calculated at the fixed interest rate then in effect, plus any Interest Differential Charge (as defined in the Loan Agreement).

The Borrower’s repayment of the Loan Amount is secured by a security interest in substantially all of the assets of Borrower, including, without limitation, Borrower’s Canadian warehouse, pursuant to a general security agreement (the “Security Agreement”) entered into concurrently with the Loan Agreement.

The foregoing description of the Loan Agreement and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached as Exhibit 10.1 and the Security Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference to this item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter of Offer, effective as of September 27, 2013, between Lakeland Protective Real Estate Inc. and Business Development Bank of Canada.

10.2	General Security Agreement, effective as of September 27, 2013, between Lakeland Protective Real Estate Inc. and Business Development Bank of Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2013

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
President & Chief Executive Officer